UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 24, 2013

Date of Report (Date of earliest event reported)

SONUS NETWORKS, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-34115	04-3387074
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

4 TECHNOLOGY PARK DRIVE, WESTFORD, MASSACHUSETTS 01886

(Address of Principal Executive Offices) (Zip Code)

(978) 614-8100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The information in Item 2.02 of this Current Report on Form 8-K and the exhibits attached relating thereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), otherwise subject to the liabilities of that Section or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 2.02. Results of Operations and Financial Condition.

On October 29, 2013, Sonus Networks, Inc. (the “Company”) issued a press release reporting its financial results for the quarter ended September 27, 2013 and posted supplementary financial and operational data on its website, www.sonus.net, in connection with the announcement of such financial results.  Copies of the press release and the supplementary financial and operational data are furnished as Exhibits 99.2 and 99.3, respectively, to this Current Report on Form 8-K.

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)          On October 24, 2013, Mark T. Greenquist accepted an offer of employment as Chief Financial Officer of the Company.  Mr. Greenquist will be joining the Company on November 1, 2013.

Pursuant to an offer letter dated October 24, 2013 (the “Employment Agreement”), Mr. Greenquist will receive an initial annual base salary of $360,000, less applicable state and federal withholdings.  Commencing with the 2014 fiscal year, he will be eligible to participate in the Company’s Senior Management Cash Incentive Plan (or its successor) during each year he is employed by the Company, with a target bonus of 75% of his then-current annual base salary subject to the achievement of specific objectives.  Mr. Greenquist will not be eligible to receive a bonus for the portion of the 2013 fiscal year that he is employed by the Company.  Mr. Greenquist’s specific objectives for his target bonus will be agreed upon with the Company’s Chief Executive Officer on or after January 1 of each year with respect to an award for such year.  His annual bonus, if earned, will be paid as soon as practicable following the Company’s disclosure of its financial results for the applicable bonus year, but in no event later than April 15 of each such subsequent year.

Pursuant to the Employment Agreement, Mr. Greenquist will be granted non-qualified options (the “Options”) to purchase up to 500,000 shares of the Company’s common stock under the Company’s 2007 Stock Incentive Plan, as amended (the “Plan”), at an exercise price equal to the closing price of the Company’s common stock on the NASDAQ Global Select Market on November 15, 2013 (the “Grant Date”).  Subject to the provisions of the Employment Agreement, 25% of the Options will vest on the first anniversary of the Grant Date and the remaining 75% will vest in equal monthly increments through the fourth anniversary of the Grant Date.  These Options will expire on the tenth anniversary of the Grant Date.

Pursuant to the Employment Agreement, Mr. Greenquist will also be granted 250,000 restricted shares of the Company’s common stock (the “Restricted Shares”) under the Plan, which will be subject to time vesting. 25% of the Restricted Shares will vest on the first anniversary of the Grant Date and 75% will vest in six equal increments semi-annually thereafter through the fourth anniversary of the Grant Date.  Any Restricted Shares that do not vest based on the time criteria described above will automatically be forfeited.

In the event of an Acquisition (as defined in the Employment Agreement), (i) 50% of all unvested options granted to Mr. Greenquist will vest immediately upon the date of Acquisition and the remaining unvested options granted to him will continue to vest according to their terms; and (ii) 50% of the unvested shares of restricted stock granted to Mr. Greenquist will vest immediately upon the date of Acquisition and the remaining unvested shares of restricted stock granted to Mr. Greenquist will continue to vest according to their terms.

The Employment Agreement also provides that if Mr. Greenquist is terminated without Cause (as defined in the Employment Agreement), his employment terminates due to his death or Disability (as defined in the Employment Agreement) or if Mr. Greenquist terminates his employment with Good Reason (as defined in the Employment Agreement), he will receive:  (1) a lump sum payment equal to twelve (12) months of his then-current base salary payable at the time of termination (or eighteen (18) months if the termination follows an Acquisition) plus payment of 100% of his then target bonus (or 150% of his then-current target bonus if the termination follows an Acquisition); (2) health benefits continuation for him and his dependents at the Company’s expense for the twelve (12) month period following the termination of his employment (or eighteen (18) months if the termination follows an Acquisition); (3) acceleration of the vesting of any unvested options granted to him as of the termination date that would have vested over the 12 months following termination, provided that if the termination occurs in contemplation of, upon or after an Acquisition, then all unvested options at that time will accelerate and immediately vest upon termination and be freely marketable; and all options vesting pursuant to this clause will remain outstanding and exercisable for the shorter of three years from the termination date or the remaining life of the options; and (4) any unvested shares of restricted stock granted to him as of the termination date that would vest during the 12 months following Mr. Greenquist’s termination will accelerate and immediately vest upon termination, provided that, if the termination occurs in contemplation of, upon or after an Acquisition, then all unvested shares of restricted stock will accelerate and immediately vest upon termination and be freely marketable.

Mr. Greenquist is an employee-at-will.

The foregoing summary is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Mr. Greenquist, age 54, was the Chief Financial Officer at Siemens Enterprise Communications Limited from May 9, 2013 to October 20, 2013.  Mr. Greenquist was also the Chief Financial Officer of Siemens Enterprise Communications GmbH & Co. KG for the same time period.  He joined Siemens Enterprise Communications in May 2013.  He served as the President and Chief Executive Officer of Telcordia Technologies, Inc. from May 2007 to August 2012 and served as its Senior Vice President and Chief Financial Officer of Telcordia Technologies, Inc. from July 2005 to May 2007.  He served as Chief Financial Officer and Senior Vice President, Finance of Symbol Technologies Inc. from February 2003.  Mr. Greenquist served as Executive Vice President and Chief Financial Officer of Agere Systems Inc., responsible for executive management and the oversight of its financial operations, from January 2001 to February 2003, and served as its Principal Accounting Officer until February 2003.  Prior to joining Agere Systems Inc., Mr. Greenquist served as Vice President of Finance and Chief Financial Officer of General Motors Europe from January 1999 to January 2001.  From October 1998 to January 1999, he served as Vice President and Corporate Treasurer of Delta Air Lines Inc.  Prior to joining Delta Air Lines Inc., Mr. Greenquist was at General Motors (now Motors Liquidation Company) from 1986 to 1998, where he held a variety of positions, including Assistant Treasurer of General Motors, Managing Director and Finance Director of General Motors Poland and Corporate Treasurer and Manager of Commercial Finance of Saab Automobile AB.  After joining the General Motors finance organization in New York in 1986, Mr. Greenquist subsequently held positions in General Motor’s New York treasurer’s office including corporate finance, capital markets, foreign exchange and commodity hedging and investor relations.  He also has a broad range of experience with General Motors’ European operations as Treasurer of Saab Automobile and Chief Financial Officer and Managing Director of General Motors Poland.  He was a Treasurer of Saab AB.  Mr. Greenquist earned a Bachelor’s Degree in Economics from Dartmouth College and a Master’s Degree in Business Administration with concentration in Finance from Columbia University Graduate School of Business.

Maurice L. Castonguay resigned on October 29, 2013 as Senior Vice President and Chief Financial Officer effective November 1, 2013.

Item 9.01. Financial Statements and Exhibits.

(d)                                 Exhibits

10.1                        Employment Agreement between Sonus Networks, Inc. and Mark T. Greenquist, accepted on October 24, 2013.

99.1                        Press release of Sonus Networks, Inc. dated October 29, 2013, announcing the appointment of its Chief Financial Officer.

The following exhibits relating to Item 2.02 shall be deemed to be furnished, and not filed:

99.2                        Press release of Sonus Networks, Inc., dated October 29, 2013, reporting its financial results for the quarter ended September 27, 2013.

99.3                        Supplementary Financial and Operational Data issued by Sonus Networks, Inc. on October 29, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 29, 2013	SONUS NETWORKS, INC.

By:
/s/ Jeffrey M. Snider
Jeffrey M. Snider
Senior Vice President, Chief Administrative Officer, General Counsel and Secretary

Exhibit Index

10.1	Employment Agreement between Sonus Networks, Inc. and Mark T. Greenquist, accepted on October 24, 2013.

99.1	Press release of Sonus Networks, Inc. dated October 29, 2013 announcing the appointment of its Chief Financial Officer.

99.2	Press release of Sonus Networks, Inc., dated October 29, 2013 reporting its financial results for the quarter ended September 27, 2013.

99.3	Supplementary Financial and Operational Data issued by Sonus Networks, Inc. on October 29, 2013.